Exhibit 10. 9

ALLONGE AND

SECOND AMENDMENT

TO

AMENDED AND RESTATED CONVERTIBLE

PROMISSORY NOTE

This Allonge and Second Amendment to Amended and Restated Convertible Promissory Note (this “Allonge”) by and between AgeX Therapeutics Inc., a Delaware corporation (“Borrower”) and a company incorporated in the Isle of Man with company number 018008V and its registered office at 1st Floor Viking House, St Pauls Square, Ramsey, Isle of Man, IM8 1GB (“Lender”) is effective as of May 9, 2023 (“Effective Date”). Upon execution, this Allonge may be attached to the Note (as defined hereafter) and shall modify the Note as set forth herein.

WHEREAS, Borrower and Lender entered into the Amended and Restated Convertible Promissory Note, dated February 9, 2023 (as modified by that certain First Amendment to Amended and Restated Convertible Promissory Note, dated as of March 13, 2023, the “Note”);

WHEREAS, prior to giving effect to this Allonge, a principal amount of $15,160,000 is outstanding under the Note;

WHEREAS, Lender has agreed to provide an increase in the Incremental Commitment in the aggregate amount of $4,000,000 to Borrower, subject to satisfaction of the conditions set forth in Section 4 hereof; and

WHEREAS, Borrower and Lender wish to amend the Note in order to evidence the increase in the Incremental Commitment and effect certain other amendments to the Note as contemplated herein, in each case, subject to the satisfaction of the conditions set forth in Section 4 hereof.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender agree as follows:

1. Definitions. Capitalized terms used and not defined in this Allonge shall have the respective meanings given them in the Note.

2. Amendments to the Note. Effective as of the date of this Allonge, the Note shall be amended as follows:

(a)	Section 1.1 of the Note is hereby amended by adding the following defined term in proper alphabetical order:

“Second Amendment Effective Date” means May 9, 2023.

(b)	the definition of Incremental Commitment is hereby amended and restated in its entirety to read as follows:

“‘Incremental Commitment’ means the commitment of the Lender to make Advances under this Note from time to time (i) on and after the Restatement Date in an amount not to exceed $2,000,000 (which amount, as of the Second Amendment Effective Date, has been fully drawn) and (ii) on and after the Second Amendment Effective Date, in an additional amount not to exceed $4,000,000.”

3. Conditions Precedent to Amendment. The satisfaction (or waiver in writing by the Lender) of each of the following shall constitute conditions precedent to the effective of this Allonge.

(a)	The Lender shall have received this Allonge duly executed by the parties hereto.

(b)	The Borrower shall have delivered to the Lender a certificate of a senior officer of the Borrower certifying that the conditions set forth in the following clauses 3(c) and 3(d) have been satisfied.

(c)	No Default or Event of Default has occurred and is continuing on the Second Amendment Effective Date.

(d)	The representations and warranties as set out in Part B of Schedule 2 of the Note made by the Borrower shall be true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent any such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that any such representation and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects after giving effect to such qualification).

4. Limited Effect; Reaffirmation. The Borrower hereby (i) acknowledges and reaffirms its obligations as set forth in each Loan Document, (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document, which remain in full force and effect (in the case of the Note, as amended by Section 2 hereto), and (iii) ratifies, confirms and reaffirms that the security interest granted to the Lender pursuant to the Loan Documents in all of their right, title and interest in all then existing or thereafter acquired or arising Collateral in order to secure prompt payment and performance of the obligations of the Borrower under the Note and the Loan Documents (collectively, the “Obligations”) is continuing and is unimpaired and continues to constitute a first priority security interest in favor of the Lender with the same force, effect and priority in effect both immediately prior to and after entering into this Agreement and the other Loan Documents entered into on or as of the date hereof. The Borrower acknowledges and reaffirms that the Lender’s security interest in the Collateral has attached and continues to attach to all such Collateral and no further actions taken on or immediately prior to the date hereof, on the part of the Lender or the Borrower, is necessary to continue such security interest. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Note or the other Loan Documents.

5. Successors and Assigns. This Allonge shall inure to the benefit of and be binding upon the Borrower and Lender and the Guarantors, and each of their respective successors and assigns.

6. Loan Document. This Allonge shall constitute a “Loan Document” for all purposes under the Note and the other Loan Documents.

7. Governing Law. This Allonge shall be governed by, and construed in accordance with, the law of the State of New York.

8. Further Assurances. Borrower agrees to take such actions requested by Lender as are necessary or desirable to further evidence the modifications set forth in this Allonge, including, without limitation, issuing an amended and restated note or amending other Loan Documents to give effect to or facilitate such modifications if requested by Lender.

9. Counterparts. This Allonge may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Allonge by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Allonge electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Allonge.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Allonge as of the date first above written.

Borrower:		Lender:

AgeX Therapeutics Inc., a Delaware corporation		Juvenescence Limited, an Isle of Man company

By:	/s/ Andrea E. Park	By:	/s/ Denham Eke
	Andrea E. Park, CFO	Denham Eke, Director

Signature Page to Allonge and Second Amendment